Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6 TO THE AMENDED AND RESTATED

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 6 TO THE AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT (this “Amendment”), is dated as of June 20, 2013, among Fifth Street Funding, LLC, as the borrower (in such capacity, the “Borrower”), Fifth Street Finance Corp., as the transferor (in such capacity, the “Transferor”) and as the servicer (in such capacity, the “Servicer”), Wells Fargo Securities, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), Wells Fargo Bank, N.A. (as successor by merger to Wachovia Bank, National Association), as lender (in such capacity, the “Lender”) and as lender agent (in such capacity, the “Lender Agent”), Wells Fargo Bank, N.A., as the collateral agent (in such capacity, the “Collateral Agent”), account bank (in such capacity, the “Account Bank”) and collateral custodian (in such capacity, the “Collateral Custodian”). Capitalized terms used but not defined herein have the meanings provided in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Amended and Restated Loan and Servicing Agreement, dated as of November 5, 2010 (such agreement as further amended, modified, supplemented, waived or restated from time to time, the “Loan and Servicing Agreement”), and, pursuant to and in accordance with Section 11.01 thereof, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects, as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS.

(a) The following new definition is hereby added to Section 1.01 of the Loan and Servicing Agreement in the appropriate alphabetical order:

““Second Lien Loan Asset” means any Loan Asset that (i) is secured by a pledge of collateral (including all of the applicable Obligor’s assets constituting collateral for such Loan Asset (whether or not there is also a security interest of a lower priority in additional collateral)) which security interest is validly perfected and second priority under Applicable Law (subject to Permitted Liens), (ii) is pari passu in right of payment with the Indebtedness of the holders of the first priority security interest (other than with respect to receipt of the proceeds of liquidated collateral following an event of default) and (iii) pursuant to an intercreditor or subordination agreement between the Borrower (or the applicable agent) and the holder of such first priority security interest, the amount of Indebtedness covered by such first priority security interest is limited in terms of aggregate outstanding amount or percent of outstanding principal; provided that any Loan Asset secured by a second lien that is subordinated to a small revolving or asset-based loan whose value does not constitute a material portion of the overall value of the assets (including a pledge of stock) of the related Obligor as determined by the Administrative

Agent in its sole discretion, shall not be classified as a Second Lien Loan Asset for purposes of this Agreement, but shall instead be classified as a first lien senior secured Loan Asset.”

(b) The definition of “Advance Date Assigned Value” in Section 1.01 of the Loan and Servicing Agreement is hereby amended by deleting the proviso at the end of such definition in its entirety.

(c) The definition of “Applicable Percentage” in Section 1.01 of the Loan and Servicing Agreement is hereby amended as follows:

““Applicable Percentage” means, for each Eligible Loan Asset, the percentage assigned by the Administrative Agent in its sole discretion on the Cut-Off Date and set forth on the Approval Notice pertaining to such Loan Asset; provided that such percentage shall not be less than 50% or greater than 65%; provided further that, with respect to any Second Lien Loan Asset, such percentage shall be 25%.”

(d) The definition of “Applicable Spread” in Section 1.01 of the Loan and Servicing Agreement is hereby amended in its entirety as follows:

““Applicable Spread” means 2.50% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be 4.25%; provided further that, from and including June 8, 2013 to but excluding June 20, 2013, the Applicable Spread will be 2.75%.”

(e) Clause (d) of the definition of “Material Modification” in Section 1.01 of the Loan and Servicing Agreement is hereby amended in its entirety as follows:

“(d) (i) in the case of a first lien loan, contractually or structurally subordinates such Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a Second Lien Loan Asset, (x) contractually or structurally subordinates such Loan Asset to any obligation (other than the first lien loan which existed at the Cut-Off Date for such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Collateral securing such Loan Asset or (y) the commitment amount of any loan senior to such Second Lien Loan Asset is increased;”

(f) Clause (h) in the definition of “Servicer Termination Event” in Section 1.01 of the Loan and Servicing Agreement is hereby amended and restated in its entirety as follows:

“(h) any change in the management of the Servicer (whether by resignation, termination, disability, death or otherwise) whereby any two of (i) Leonard Tannenbaum, (ii) Bernard Berman and (iii) Ivelin Dimitrov cease to be actively involved in the operations of the Servicer or Transferor (provided, for clarity, that if the Servicer or

Transferor elects to be self managed in accordance with Applicable Law, and the foregoing individuals remain actively involved in the operations of the Servicer or Transferor, then there shall be no deemed change in the management of the Servicer hereunder), and such person or persons are not replaced with other individuals reasonably acceptable to the Administrative Agent within 30 days of such event;”

(g) Section 2.09 of the Loan and Servicing Agreement is hereby amended in its entirety as follows:

“(a) The Borrower shall pay, in accordance with Section 2.04, pro rata to each Lender (either directly or through the applicable Lender Agent), a non-usage fee (the “Non-Usage Fee”) payable in arrears for each Remittance Period, equal to the sum of the products for each day during such Remittance Period of (i) one divided by 360, (ii) the applicable Non-Usage Fee Rate (as defined below), and (iii) the aggregate Commitments minus the Advances Outstanding on such day (such amount, the “Unused Portion”). The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be (except as set forth pursuant to Section 2.09(b) below): (x) 0.50% on any Unused Portion up to or equal to an amount equal to 40% of the aggregate Commitments and (y) 1.75% on any Unused Portion in excess of such amount equal to 40% of the aggregate Commitments; provided that, from and including June 8, 2013 to but excluding June 20, 2013, the Non-Usage Fee Rate with respect to clause (y) will be 2.00%.

b) In the event of any Commitment Increase Closing Date occurring on or after June 20, 2013, from such Commitment Increase Closing Date until the date which is six months after such Commitment Increase Closing Date, the Non-Usage Fee Rate shall be (I) 0.50% on any Unused Portion up to or equal to (x) the Commitment Increase Amount plus (y) an amount equal to 40% of the aggregate Commitments which existed prior to giving effect to such Commitment Increase Amount and (II) 1.75% on any Unused Portion in excess of the amount obtained by summing subclauses (x) and (y) of the foregoing clause (I). From and after the date which is six months after such Commitment Increase Closing Date, the Non-Usage Fee Rate shall equal (I) 0.50% on any Unused Portion up to or equal to an amount equal to 40% of the aggregate Commitments and (II) 1.75% on any Unused Portion in excess of such amount equal to 40% of the aggregate Commitments.”

(h) Clause 1 of Schedule III to the Loan and Servicing Agreement is hereby amended and restated in its entirety as follows:

“1. Each such Loan Asset is a perfected first lien senior secured commercial loan or Second Lien Loan Asset evidenced by a note or a credit document and an assignment document in the form specified in the applicable credit agreement or, if no such specification, on the LSTA assignment form. Each such Loan Asset and the Portfolio Assets related thereto is subject to a valid, subsisting and enforceable first priority (or, in the case of Second Lien Loan Assets, second priority) perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the Borrower has good and marketable title to such Loan Asset and the Portfolio Assets related thereto, free and clear of all Liens other than any Permitted Liens.”

(i) Clause 12 of Schedule III to the Loan and Servicing Agreement is hereby amended and restated in its entirety as follows:

“12. The aggregate outstanding Adjusted Borrowing Value of Loan Assets as of the Cut-Off Date with respect to a single Obligor and its Affiliates after giving effect to any acquisitions will not be less than $3,000,000 unless the Administrative Agent has provided prior approval. For the avoidance of doubt, companies owned by the same private equity sponsor shall not be considered Affiliates.”

(j) Clause 29 of Schedule III to the Loan and Servicing Agreement is hereby amended by replacing the words “six years” therein with the words “seven years.”

(k) Clause 31 of Schedule III to the Loan and Servicing Agreement is hereby amended and restated in its entirety as follows:

“31. Each such Loan Asset has a current cash coupon of at least (i)(a) 4.00% if such Loan Asset is a Floating Rate Loan Asset or (b) 10.00% if such Loan Asset is a Fixed Rate Loan Asset and (ii) such coupon is payable at least quarterly.”

(l) Schedule III to the Loan and Servicing Agreement is hereby amended by adding the following new clause 43:

“43. As of any date of determination, the aggregate Outstanding Balance of all Second Lien Loan Assets shall not exceed 10% of the aggregate Outstanding Balance of all Eligible Loan Assets.”

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement, and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein.

SECTION 3. REPRESENTATIONS.

Each of the Borrower, the Servicer, and the Transferor, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement as amended hereby by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) each of this Amendment and the Loan and Servicing Agreement as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi) there is no Unmatured Event of Default, Event of Default, or Servicer Termination Event.

SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment and the Loan and Servicing Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SERVICING AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIFTH STREET FUNDING, LLC, as the Borrower

By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President and Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding, LLC

Amendment No. 6 to A&R LSA

FIFTH STREET FINANCE CORP., as the Servicer and Transferor

By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President and Secretary

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding, LLC

Amendment No. 6 to A&R LSA

WELLS FARGO SECURITIES, LLC, as the Administrative Agent

By:	/s/ Matt Jensen
Name: Matt Jensen, CFA
Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding, LLC

Amendment No. 6 to A&R LSA

WELLS FARGO BANK, N.A., (as successor by merger to Wachovia Bank, National Association), as the Lender and Lender Agent

By:	/s/ Raj Shah
Name: Raj Shah
Title: Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Fifth Street Funding, LLC

Amendment No. 6 to A&R LSA

WELLS FARGO BANK, N.A., as the Collateral Agent, Account Bank and Collateral Custodian

By:	/s/ Reid Denny
Name: Reid Denny
Title: Vice President

Fifth Street Funding, LLC

Amendment No. 6 to A&R LSA